Consent of Independent Registered Public Accounting Firm

February 2, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated December 22, 2008 on our reviews of interim financial information of Konsta Real Estate Properties, Ltd (the “Company”) for the nine month periods ended September 30, 2008 are included in the Company’s registration statement on Form 20-F.

“Intercom-Audit” (BKR International)
Chartered Accountants, Licensed Public Accountants
Moscow, Russia

February 2, 2009

 ____________________
Akhmetov Askar
Managing Partner